[Aetna            151 Farmington Avenue     Susan E. Bryant
 Logo]            Hartford, CT  06156       Counsel
                                            Law & Regulatory Affairs, RE4C
                                            (860) 273-7834
                                            Fax: (860) 273-8340

February 29, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated December 29, 1995 (incorporated by reference to the 24f-2 Notice for the fiscal year ended October 31, 1995 filed on behalf of Aetna Series Fund, Inc. ) as an exhibit to this Post-Effective Amendment No. 2 on Form N-1A to Registration Statement (File Nos. 33-85620 and 811-6352). I also consent to my being named under the caption "Legal Matters" in the prospectus contained in the Post-Effective Amendment.

Sincerely,

/s/ Susan E. Bryant

Susan E. Bryant
Counsel